CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Comnet Corporation on Form S-4 of our report dated June 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Group 1 Software, Inc. as of March 31, 1998 and 1997, and for the years ended March 31, 1998, 1997 and 1996, which report is included in its Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


                                               /s/ PricewaterhouseCoopers LLP
                                               ---------------------------------
                                                 PricewaterhouseCoopers LLP


McLean, Virginia
August 6, 1998